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                                                                 Exhibit (99)(d)

Pursuant to Regulation S-X, Rule 3-09, the financial statements for the fiscal years ended June 30, 2003, 2004 and 2005 for SCP Investments (1) PTY. LTD., which is a foreign business, will be filed by December 31, 2005.